Exhibit 5.1

BioLok International Inc.
368 S. Military Trail
Deerfield Beach, FL 33442

Re:	BioLok International Inc.
Registration Statement on Form SB-2

Gentlemen:

We are acting as counsel to BioLok International Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form SB-2 (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 11,588,348 shares of the Company’s common stock, $.01 par value per share (the “Common Stock”), consisting of (i) 500,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of outstanding warrants issued by the Company in March 2005 to a placement agent (the “Warrants”), and (ii) 11,088,348 shares of Common Stock held by existing shareholders of the Company the (“Existing Shares”).

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-B under the Securities Act.

In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement and related combined prospectus, (ii) the Certificate of Incorporation of the Company, as currently in effect, (iii) the Bylaws of the Company, as currently in effect, (iv) a specimen certificate representing the Common Stock, and (v) certain resolutions of the Company’s board of directors relating to the issuance of the Existing Shares, the Warrants and the Warrant Shares, and the filing of the Registration Statement with the Commission. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records, as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Company’s board of directors authorizing the issuance of the Existing Shares and that upon exercise of the Warrants, the Company will receive the entire amount of the consideration contemplated by the resolutions of the Company’s board of directors authorizing the issuance of the Warrant Shares. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

BioLok International Inc.
August 5, 2005
Page

Members of our firm are admitted to the bar in the State of Florida, and we do not express any opinion as to the laws of any other jurisdiction, other than the General Corporation Law of the State of Delaware and the federal laws of the United States, and we do not express any opinion as to the effect of any other laws on the opinion stated herein. The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon and subject to the foregoing, we are of the opinion that (i) the Existing Shares and the Warrants have been duly authorized, validly issued and are fully paid and nonassessable, and (ii) the Warrant Shares have been duly authorized and, when the Warrant Shares have been issued upon due exercise of the Warrants and certificates representing such Warrant Shares in the form of the specimen certificate examined by us have been duly executed and delivered by the Company and countersigned and registered by the Company’s transfer agent and registrar, the Warrant Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Siegel, Lipman, Dunay & Shepard, LLP

Siegel, Lipman, Dunay & Shepard, LLP